Exhibit 23.0 Consent of Olive to Publish Their Consolidated Financial Statements Dated March 31, 2000 and 1999

                      INDEPENDENT ACCOUNTANT'S CONSENT

                      The Board of Directors
                      CGB&L Financial Group, Inc.

                      We hereby consent to the incorporation by reference, in Registration Statement on Form S-8 filed with the SEC on October 29, 1999 on behalf of CGB&L Financial Group, Inc., of our report dated April 20, 2000 on the consolidated financial statements of CGB&L Financial Group, Inc. and subsidiary for the year ended March 31, 2000, which report is incorporated in the Company's 2000 Annual Report to Stockholders on Form 10-KSB of CGB&L Financial Group, Inc.

                      By:   /s/ Olive LLP

                      Decatur, Illinois
                      June 27, 2000